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                                                                    EXHIBIT 99.1

[Cephalon Logo]


                                                                            News


                                                               CEPHALON CONTACT:
                                                                 Robert W. Grupp
                                                                  1-610-738-6402
                                                             rgrupp@cephalon.com


FOR IMMEDIATE RELEASE


                   CEPHALON, INC. ANNOUNCES PRIVATE PLACEMENT
                OF $500 MILLION OF CONVERTIBLE SUBORDINATED NOTES


     WEST CHESTER, PA - DECEMBER 6, 2001 - Cephalon, Inc. (Nasdaq: CEPH) announced today the private placement of $500 million of its 2.5% Convertible Subordinated Notes due December 15, 2006. This offering, which was made through initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), is expected to close on December 11, 2001.

     Cephalon has granted the initial purchasers a 30-day option to purchase an additional $100 million in aggregate principal amount of notes. The notes are convertible into Cephalon's common stock at a conversion price of $81.00 per share, subject to adjustment in certain circumstances. The notes rank equally with Cephalon's other convertible subordinated notes currently outstanding and are junior to the Company's senior indebtedness.

     Cephalon expects to use the net proceeds of the offering to fund a portion of the purchase price of its previously announced acquisition of the French pharmaceutical company Group Lafon, and for general corporate purposes, including working capital and possible additional acquisitions of companies or products.

     The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act, or any state securities laws. Unless so registered, the notes and the common stock issuable upon conversion of the notes may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws. Cephalon expects to subsequently file a registration statement under the Securities Act to register the notes and the common stock issuable upon conversion of the notes.

     This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there by any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such states.

     Cephalon, Inc., headquartered in West Chester, Pennsylvania, is an international biopharmaceutical company that discovers, develops and markets products to treat neurological and sleep disorders, cancer and pain. The company currently markets its three proprietary products in the United States and nine products internationally. Cephalon develops innovative products for the treatment of neurological diseases and cancer through identification of novel compounds that affect both cell survival and death.

     In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon's current expectations or forecasts of future events. These may include statements regarding Cephalon's ability to complete the offering of the notes at all or within the timing described above, its use of the net proceeds from the offering, its ability to consummate the Group Lafon acquisition and other statements regarding matters that are not historical facts. You may identify some of these forward-looking

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statements by the use of words in the statements such as "anticipate,"
"estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. Actual results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth in Cephalon's reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statements, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.